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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CRA International, Inc.:

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 Nos. 333-142064, 333-118691, 333-123903) of CRA International, Inc.,

(2)
Registration Statement (Form S-8 Nos. 333-184916, 333-133450, 333-63451, 333-62910, 333-97163, 333-63453, 333-120539, 333-170142 and 333-164621) pertaining to the Employees' Benefits Plan of CRA International, Inc.;

of our reports dated March 17, 2015, with respect to the consolidated financial statements of CRA International, Inc., and the effectiveness of internal control over financial reporting of CRA International, Inc., included in this Annual Report (Form 10-K) for the year ended January 3, 2015.

/s/ Ernst and Young LLP

Boston, Massachusetts
March 17, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm